Joint Filer Information                                     Exhibit 99

Name:  Warren E. Buffett

Address:  Berkshire Hathaway Inc.
   1440 Kiewit Plaza
   Omaha, Nebraska  68131

Designated Filer: Berkshire Hathaway Inc.

Issuer & Ticker
Symbol:  White Mountains Insurance Group,
Ltd.

Date of Event
 Requiring Statement: June 29, 2004

Signature:    /s/ Warren E. Buffett
                  Warren E. Buffett

Name:   General Re Corporation

Address:   Berkshire Hathaway Inc.
           1440 Kiewit Plaza
           Omaha, Nebraska  68131

Designated Filer: Berkshire Hathaway Inc.

Issuer & Ticker
Symbol: White Mountains Insurance Group,
Ltd.

Date of Event
 Requiring Statement: June 29, 2004

Signature:    /s/ William G. Gasdaska
    Senior Vice President and CFO

Name:   General Reinsurance Corporation

Address:   Berkshire Hathaway Inc.
           1440 Kiewit Plaza
           Omaha, Nebraska  68131

Designated Filer: Berkshire Hathaway Inc.

Issuer & Ticker
Symbol: White Mountains Insurance Group,
Ltd.

Date of Event
 Requiring Statement: June 29, 2004

Signature:    /s/ Timothy T. McCaffrey
    Secretary